UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006 (March 14, 2006)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	1-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue, Suite 300
Memphis, Tennessee	38138
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On March 14, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Mid-America Apartment Communities, Inc. (the “Company”), within the parameters of the Employment Agreements entered into as of December 1999, awarded H. Eric Bolton, Jr., Chief Executive Officer, a salary of $380,650 for 2006, and Simon R.C. Wadsworth, Executive Vice President and Chief Financial Officer, a salary of $248,250 for 2006.

On March 14, 2006, the Committee also adopted a bonus plan for 2006 for the Chief Executive Officer and Chief Financial Officer of the Company (the “Plan”).

The Plan determines a bonus opportunity capped at 200% of base salary, with a discretionary modifier that can be applied by the Committee at its discretion, allowing the cap to be lowered to 150% of base salary or raised to 250% of base salary. 80% of the bonus opportunity is calculated as a percent of salary based on a sliding scale of year-over-year funds from operations (“FFO”) growth. In determining FFO growth, the Committee has the ability to factor in any material and non-recurring events that may or may not occur that impact the Company’s FFO performance, but may or may not subsequently impact the Company’s share price, to help ensure that the potential bonus is in line with actual shareholder performance realized for the year. 20% of the bonus opportunity will be determined based on each executive’s individual performance in meeting goals pre-defined in a personal plan. The goals for each participant were approved by the Committee.

A copy of the Plan is set forth on Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number Description
----------  ------------------------------------------------
10.1	2006 Executive Annual Bonus Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: March 20, 2006	/s/Simon R.C. Wadsworth
Simon R.C. Wadsworth
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)